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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

RITE AID CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

PRELIMINARY COPY—SUBJECT TO COMPLETION

RITE AID CORPORATION
P.O. BOX 3165
HARRISBURG, PENNSYLVANIA 17105

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON DECEMBER 2, 2008

To Our Stockholders:
What:	Special Meeting of Stockholders
When:	December 2, 2008 at 2:00 p.m., local time
Where:	Skadden, Arps, Slate, Meagher & Flom, LLP Four Times Square, 37th Floor New York, New York
Why:
At this Special Meeting, we plan to consider and vote upon the proposals listed below and any other matters that may properly come before the Special Meeting or any adjournment or postponement of the Special Meeting.
Proposal No. 1:
A proposal to amend our Restated Certificate of Incorporation to effect a reverse stock split at one of three reverse split ratios, 1-for-10, 1-for-15 or 1-for-20, as will be selected by our Board of Directors prior to the time of filing such Certificate of Amendment with the Delaware Secretary of State.
Proposal No. 2
Subject to approval of Proposal No. 1, a proposal to amend our Restated Certificate of Incorporation to decrease our total number of authorized shares from 1,520,000,000 shares to 520,000,000 shares, 500,000,000 shares of which shall be common stock, par value $1.00 per share, and 20,000,000 shares of which shall be preferred stock, par value $1.00 per share.

        The close of business on October 28, 2008 has been fixed as the record date for determining those Rite Aid stockholders entitled to vote at the Special Meeting. Accordingly, only stockholders of record at the close of business on that date will receive this notice of, and be eligible to vote at, the Special Meeting and any adjournment or postponement of the Special Meeting. The items of business listed above are more fully described in the proxy statement that accompanies this notice.

        The Rite Aid board of directors recommends that you vote "FOR" the above proposals.

         Your vote is important.    Please read the proxy statement and the instructions on the enclosed proxy card and then, whether or not you plan to attend the Special Meeting in person, and no matter how many shares you own, please submit your proxy promptly by telephone or via the Internet in accordance with the instructions on the enclosed proxy card, or by signing, dating and returning your proxy card in the postage paid envelope provided. This will not prevent you from voting in person at the Special Meeting. It will, however, help to assure a quorum and to avoid added proxy solicitation costs.

        You may revoke your proxy at any time before the vote is taken by delivering to the Secretary of Rite Aid a written revocation or a proxy with a later date (including a proxy by telephone or via the Internet) or by voting your shares in person at the Special Meeting, in which case your prior proxy would be disregarded.

By order of the Board of Directors

Robert B. Sari Secretary
Camp Hill, Pennsylvania November 7, 2008

 PRELIMINARY COPY—SUBJECT TO COMPLETION

TABLE OF CONTENTS

Page
PROXY STATEMENT	1
Date, Time and Place	1
Purpose of the Special Meeting	1
Record Date; Shares Outstanding and Entitled to Vote	1
How to Vote Your Shares	2
How to Change Your Vote	3
Proxies; Counting Your Vote	3
Abstentions and Broker "Non-Votes"	4
Quorum and Required Votes	4
Solicitation of Proxies	5
Recommendation of the Rite Aid Board of Directors	5
QUESTIONS AND ANSWERS ABOUT THIS PROXY STATEMENT	6
PROPOSAL NO. 1 APPROVAL OF THE AMENDMENT OF OUR RESTATED CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT OF OUR COMMON STOCK AT ONE OF THREE REVERSE SPLIT RATIOS	10
Reasons for the Reverse Stock Split	11
Effects of the Reverse Stock Split	12
General	12
Effectiveness of Reverse Stock Split	12
Effect on Rite Aid's Stock Plans	13
Effect on Authorized Shares of Common Stock and Preferred Stock	13
Effect on Par Value	14
Reduction In Stated Capital	14
No Going Private Transaction	14
Exchange of Stock Certificates	14
Fractional Shares	15
No Appraisal Rights	16
Certain Federal Income Tax Consequences of the Reverse Stock Split	16
PROPOSAL NO. 2 APPROVAL OF THE AMENDMENT OF OUR RESTATED CERTIFICATE OF INCORPORATION TO DECREASE OUR TOTAL NUMBER OF AUTHORIZED SHARES FROM 1,520,000,000 SHARES TO 520,000,000 SHARES, 500,000,000 SHARES OF WHICH SHALL BE COMMON STOCK, PAR VALUE $1.00, AND 20,000,000 SHARES OF WHICH SHALL BE PREFERRED STOCK, PAR VALUE $1.00 PER SHARE	19
Effects of Decreasing our Total Number of Authorized Shares of Common Stock	19
No Appraisal Rights	20
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT OF RITE AID	21
FUTURE RITE AID STOCKHOLDER PROPOSALS	23
HOUSEHOLDING OF PROXY MATERIALS	24
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS	25
OTHER MATTERS	25
ANNEX A	26

i

PRELIMINARY COPY—SUBJECT TO COMPLETION

RITE AID CORPORATION
P.O. BOX 3165
HARRISBURG, PENNSYLVANIA 17105

PROXY STATEMENT

FOR THE SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON DECEMBER 2, 2008

Date, Time and Place

        A Special Meeting of Rite Aid stockholders will be held at 2:00 p.m., local time, on December 2, 2008 at the offices of Skadden, Arps, Slate, Meagher & Flom, LLP, Four Times Square, 37th Floor, New York, New York. This proxy statement is intended to be first mailed or otherwise delivered to stockholders on or about November 7, 2008.

Purpose of the Special Meeting

        The purpose of the Special Meeting is to consider and vote on the following proposals:

Proposal No. 1:	A proposal to amend our Restated Certificate of Incorporation to effect a reverse stock split at one of three reverse split ratios, 1-for-10, 1-for-15 or 1-for-20, as will be selected by our Board of Directors prior to the time of filing such Certificate of Amendment with the Delaware Secretary of State.
Proposal No. 2
Subject to approval of Proposal No. 1, a proposal to amend our Restated Certificate of Incorporation to decrease our total number of authorized shares from 1,520,000,000 shares to 520,000,000 shares, 500,000,000 shares of which shall be common stock, par value $1.00 per share, and 20,000,000 shares of which shall be preferred stock, par value $1.00 per share.

        At the Special Meeting, Rite Aid stockholders will also be asked to consider and vote on any other matters that may properly come before the Special Meeting or any adjournment or postponement of the Special Meeting. At this time, our Board of Directors is unaware of any matters, other than those set forth above, that may properly come before the Special Meeting.

Record Date; Shares Outstanding and Entitled to Vote

        Rite Aid has fixed the close of business on October 28, 2008 as the record date for the determination of holders of Rite Aid common stock and shares of 7% Series G Cumulative Convertible Pay-in-Kind Preferred Stock and 6% Series H Cumulative Convertible Pay-in-Kind Preferred Stock (collectively, the "G/H preferred stock"), entitled to notice of and to vote at the Special Meeting and any adjournment or postponement of the Special Meeting. At the close of business on the record date, Rite Aid had outstanding and entitled to vote • shares of common stock and 2,880,698.8117 shares of

G/H preferred stock (which, on an as-if-converted basis, are entitled to an aggregate of 52,376,342 votes). No other shares of Rite Aid capital stock (including Rite Aid's 5.50% Series I Mandatory Convertible Preferred Stock, which will automatically convert into newly issued shares of common stock, subject to the Series I Certificate of Designations, on November 17, 2008) are entitled to notice of or to vote at the Special Meeting.

How to Vote Your Shares

        If you hold your shares in your own name, you may submit a proxy by telephone, via the Internet or by mail or vote by attending the Special Meeting and voting in person.

  •
  Submitting a Proxy by Telephone:  You can submit a proxy for your shares by telephone until 11:59 p.m. Eastern Standard Time on December 1, 2008 by calling the toll-free telephone number on the enclosed proxy card, 1-888-444-0050. Telephone proxy submission is available 24 hours a day. Easy-to-follow voice prompts allow you to submit a proxy for your shares and confirm that your instructions have been properly recorded. Our telephone proxy submission procedures are designed to authenticate stockholders by using individual control numbers.

  •
  Submitting a Proxy via the Internet:  You can submit a proxy via the Internet until 11:59 p.m. Eastern Standard Time on December 1, 2008 by accessing the web site listed on your proxy card, www.voteproxy.com, and following the instructions you will find on the web site. Internet proxy submission is available 24 hours a day. As with telephone proxy submission, you will be given the opportunity to confirm that your instructions have been properly recorded.

  •
  Submitting a Proxy by Mail:  If you choose to submit a proxy by mail, simply mark the enclosed proxy card, date and sign it, and return it in the postage paid envelope provided.

        By casting your vote in any of the three ways listed above, you are authorizing the individuals listed on the proxy to vote your shares in accordance with your instructions. You may also attend the Special Meeting and vote in person.

        If your shares are held in the name of a bank, broker or other nominee, you will receive instructions from the holder of record that you must follow for your shares to be voted. The availability of telephonic or Internet voting will depend on the bank's or broker's voting process. Please check with your bank or broker and follow the voting procedure your bank or broker provides to vote your shares. Also, please note that if the holder of record of your shares is a broker, bank or other nominee and you wish to vote in person at the Special Meeting, you must request a legal proxy from your bank, broker or other nominee that holds your shares and present that proxy and proof of identification at the Special Meeting.

        If your shares are held through one of the Rite Aid 401(k) plans, the voter instruction card sent to you will serve as a voting instruction card to the company stock trustee ("trustee") of the 401(k) plans for all shares of our common stock you own through the applicable 401(k) plan. You are entitled to instruct the plan trustee on how to vote your shares in the 401(k) plan by telephone, via the Internet or by mail as described above, except that, if you vote by mail, the card that you use will be a voting instruction card rather than a proxy card. The trustee will vote your shares held in the plans in accordance with your instructions. Your instructions will be kept confidential by American Stock Transfer and Trust Company, LLC, as agent for the trustee and will not be disclosed to Rite Aid. Any shares held by a 401(k) plan participant for which timely instructions are not received by American Stock Transfer and Trust Company, LLC will be voted by the trustee in its sole discretion.

How to Change Your Vote

        You may revoke your proxy at any time before it is exercised by:

  •
  Delivering to the Secretary a written notice of revocation, dated later than the proxy, before the vote is taken at the Special Meeting;

  •
  Delivering to the Secretary a duly executed proxy bearing a later date, before the vote is taken at the Special Meeting;

  •
  Submitting a proxy on a later date by telephone or via the Internet (only your last telephone or Internet proxy will be counted), before 11:59 p.m. Eastern Standard Time on December 1, 2008; or

  •
  Attending the Special Meeting and voting in person (your attendance at the Special Meeting, in and of itself, will not revoke the proxy).

        Any written notice of revocation, or later dated proxy, should be delivered to:

Rite Aid Corporation
30 Hunter Lane
Camp Hill, Pennsylvania 17011
Attention: Secretary

        Alternatively, you may hand deliver a written revocation notice, or a later dated proxy, to the Secretary at the Special Meeting before we begin voting.

        If your shares of Rite Aid common stock are held by a bank, broker or other nominee, you must follow the instructions provided by the bank, broker or other nominee if you wish to change your vote.

        If your shares are held through one of the Rite Aid 401(k) plans, you must follow the instructions provided on your voter instruction card if you wish to change your vote.

Proxies; Counting Your Vote

        If you provide specific voting instructions, your shares will be voted at the Special Meeting in accordance with your instructions. If you hold shares in your name and sign and return a proxy card or submit a proxy by telephone or via the Internet without giving specific voting instructions, your shares will be voted as follows:

  •
  "FOR" approval of the amendment to our Restated Certificate of Incorporation to effect a reverse stock split at one of three reverse split ratios, 1-for-10, 1-for-15 or 1-for-20, as will be selected by our Board of Directors prior to the time of filing such Certificate of Amendment with the Delaware Secretary of State.

  •
  "FOR" approval of the amendment to our Restated Certificate of Incorporation to decrease our total number of authorized shares from 1,520,000,000 shares to 520,000,000 shares, 500,000,000 shares of which shall be common stock, par value $1.00 per share, and 20,000,000 shares of which shall be preferred stock, par value $1.00 per share.

        At this time, we are unaware of any matters, other than those forth above, that may properly come before the Special Meeting. If any other matters properly come before the Special Meeting, the persons named in the enclosed proxy, or their duly constituted substitutes acting at the Special Meeting or any adjournment or postponement of the Special Meeting, will be deemed authorized to vote or otherwise act on such matters in accordance with their judgment.

        The persons named in the enclosed proxy, or their duly constituted substitutes acting at the Special Meeting or any adjournment or postponement of the Special Meeting, may propose and vote for one or more adjournments or postponements of the Special Meeting, including adjournments or postponements to permit further solicitations of proxies. Proxies solicited may be voted only at the Special Meeting and any adjournment or postponement of the Special Meeting and will not be used for any other Rite Aid meeting of stockholders.

        Officers of Rite Aid will serve as proxy tabulator and count the votes. The results will be certified by the inspectors of election.

Abstentions and Broker "Non-Votes"

        An "abstention" occurs when a stockholder sends in a proxy with explicit instructions to decline to vote regarding a particular matter. Abstentions are counted as present for purposes of determining a quorum. However, an abstention with respect to a matter submitted to a vote of stockholders will not be counted as having been voted for or against the matter. Because approval of the proposals to be voted on at the Special Meeting require a majority of the outstanding shares, an abstention with respect to any of the matters scheduled for a vote at the Special Meeting will have the same effect as a vote "Against" the proposal.

        A broker non-vote occurs when a broker or other nominee who holds shares for another person does not vote on a particular proposal because that holder does not have discretionary voting power for the proposal and has not received voting instructions from the beneficial owner of the shares so the broker is unable to vote those uninstructed shares. Brokers will have discretionary voting power to vote on Proposal No. 1 and Proposal No. 2, so we do not anticipate any broker non-votes. However, shares that are the subject of a broker non-vote are included for quorum purposes, but a broker non-vote with respect to a proposal will not be counted as a vote "cast" for or against the proposal. Because approval of the proposals to be voted on at the Special Meeting require a majority of the outstanding shares, a broker non-vote with respect to any of the matters scheduled for a vote at the Special Meeting will have the same effect as a vote "Against" the proposal.

Quorum and Required Votes

        In deciding all matters that come before the Special Meeting, each holder of common stock as of the record date is entitled to one vote per share of common stock and each holder of G/H preferred stock as of the record date is entitled to approximately 18.18 votes per share of G/H preferred stock (one vote per share of common stock issuable upon conversion of the G/H preferred stock). As of the record date, the G/H preferred stock was convertible into an aggregate of 52,376,342 shares of common stock. The holders of the common stock and G/H preferred stock vote together as a single class, except for those matters on which the holders of G/H preferred stock are entitled to vote as a separate class.

        A quorum, consisting of the holders of • shares (a majority of the aggregate number of shares of Rite Aid common stock and G/H preferred stock (on an as-if-converted basis) issued and outstanding and entitled to vote as of the record date for the Special Meeting), must be present in person or by proxy before any action may be taken at the Special Meeting. Proxies marked "Abstain" and broker "non-votes" will be treated as shares that are present for purposes of determining the presence of a quorum.

         Proposal No. 1:    Proposal No. 1 to approve the amendment our Restated Certificate of Incorporation to effect a reverse stock split requires the affirmative vote of a majority of the outstanding shares (with Rite Aid common stock and G/H preferred stock voting together as a single class). Any shares not voted (whether by abstention or otherwise) will have the same effect as a vote "Against" the proposal.

         Proposal No. 2:    Proposal No. 2 to approve the amendment of our Restated Certificate of Incorporation to decrease our total number of authorized shares requires the affirmative vote of a majority of the outstanding shares (with Rite Aid common stock and G/H preferred stock voting together as a single class). Any shares not voted (whether by abstention or otherwise) will have the same effect as a vote "Against" the proposal.

        Please note that Proposal No. 2 is conditioned on the approval of Proposal No. 1. Therefore, if Proposal No. 1 is not approved by the stockholders, Proposal No. 2 will automatically be deemed to have not been approved by the stockholders, regardless of the number of shares actually voted "FOR" Proposal No. 2. Proposal No. 1 is not conditioned on the approval of Proposal No. 2.

        The directors and executive officers of Rite Aid and their respective affiliates collectively owned approximately • shares (consisting of shares of Rite Aid common stock and G/H preferred stock on an as-if-converted basis) as of October 28, 2008. Such shares represented approximately •% of the total Rite Aid voting power as of such date. Each member of the Board of Directors of Rite Aid has advised Rite Aid that such member intends to vote all of the shares of Rite Aid common stock or G/H preferred stock, as applicable, held, directly or indirectly, by such director in favor of each of the above proposals. Our largest stockholder, The Jean Coutu Group (PJC), Inc. (•%) has also indicated that it intends to vote in favor of each of the above proposals. See the section entitled "Security Ownership of Certain Beneficial Owners and Management of Rite Aid" beginning on page 24.

        All share numbers in this proxy statement do not take into account the effect of the proposed amendments to our Restated Certificate of Incorporation, unless otherwise expressly indicated.

Solicitation of Proxies

        We are soliciting proxies from stockholders on behalf of our Board of Directors and will pay for all costs incurred by it in connection with the solicitation. In addition to solicitation by mail, the directors, officers and employees of Rite Aid and its subsidiaries may solicit proxies from our stockholders in person or by telephone, facsimile, e-mail or other electronic methods without additional compensation other than reimbursement for their actual expenses.

        We have retained The Altman Group, a proxy solicitation firm, to assist us in the solicitation of proxies for the Special Meeting. Rite Aid will pay The Altman Group a fee of $5,500 and will reimburse the firm for its reasonable out-of-pocket expenses.

        Arrangements also will be made with brokerage firms and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of stock held of record by such persons, and we will reimburse such custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses in connection therewith.

Recommendation of the Rite Aid Board of Directors

        The Rite Aid Board of Directors, by unanimous vote of those directors present, has approved the amendments to the Restated Certificate of Incorporation to effect a reverse stock split at one of three reverse split ratios and to decrease our total number of authorized shares. The Rite Aid Board of Directors recommends that you vote "FOR" approval of both amendments to our Restated Certificate of Incorporation.

        Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting To Be Held on December 2, 2008. The proxy statement is available at www.riteaid.com under "Investor Information—Annual Reports/Proxy Statements."

        If you have any questions about voting your shares, please call our proxy solicitor, The Altman Group, toll-free at (866) 340-7106.

        If you would like to obtain directions to attend the Special Meeting, please call Investor Relations at (717) 975-3710.

 QUESTIONS AND ANSWERS ABOUT THIS PROXY STATEMENT

Q1:
What am I voting on?

A1:
You are voting on two proposals:

          Proposal No. 1:    Amendment of our Restated Certificate of Incorporation to effect a reverse stock split at one of three reverse split ratios, 1-for-10, 1-for-15 or 1-for-20, as will be selected by our Board of Directors prior to the time of filing such Certificate of Amendment with the Delaware Secretary of State.

          Proposal No. 2:    Subject to approval of Proposal No. 1, a proposal to amend our Restated Certificate of Incorporation to decrease our total number of authorized shares from 1,520,000,000 shares to 520,000,000 shares, 500,000,000 shares of which shall be common stock, par value $1.00 per share, and 20,000,000 shares of which shall be preferred stock, par value $1.00 per share.

Q2:
Who is soliciting my proxy to vote on these proposals?

A2:
Our Board of Directors is requesting your proxy to vote on these proposals.

Q3:
How does the Rite Aid Board of Directors recommend that I vote?

A3:
Our Board of Directors recommends that you vote "FOR" both proposals.

Q4:
Why does Rite Aid need to hold this vote?

A4:
On October 16, 2008, we were notified in writing by The New York Stock Exchange, Inc. (the "NYSE") that the trading price of our common stock was below the criteria of the NYSE's continued listing standards, as the average per share closing price of our common stock over a consecutive 30-trading day period was less than $1.00. The letter stated that we have a six-month cure period that started on October 16, 2008 to bring the price of our common stock and the 30-trading day average closing price of our common stock above $1.00. The letter further stated that in the event a $1.00 share price and a $1.00 average share price over the preceding 30 trading days are not attained at the expiration of the six-month cure period, the NYSE will commence suspension and delisting procedures. The NYSE has reserved the right to reevaluate its continued listing determinations relating to companies who are notified of non-compliance like Rite Aid with respect to the NYSE's qualitative listing standards, including if our shares trade at sustained levels that are considered to be abnormally low. On October 16, 2008, we provided written notice to the NYSE of our intent to pursue a reverse stock split in order to bring our share price and average share price back above $1.00 within the six-month cure period.

Our Board of Directors has determined that an amendment to our Restated Certificate of Incorporation to effect a reverse stock split and to decrease our total number of authorized shares is necessary to promote the continued listing of our common stock on the NYSE and is in the best interests of our stockholders. Pursuant to the law of our state of incorporation, Delaware, our Board of Directors must adopt any amendment to our Restated Certificate of Incorporation and submit the amendment to stockholders for approval. Accordingly, our Board of Directors is requesting your proxy to vote "FOR" Proposal No. 1 and Proposal No. 2 to amend our Restated Certificate of Incorporation.

Q5:
What vote is required to approve the reverse stock split and to decrease our total number of authorized shares?

A5:
Proposal No. 1 and Proposal No. 2 each require the affirmative vote of a majority of the outstanding shares (with Rite Aid common stock and G/H preferred stock voting together as a single class). Please note that Proposal No. 2 is conditioned on the approval of Proposal No. 1. Therefore, if Proposal No. 1 is not approved by the stockholders, Proposal No. 2 will automatically be deemed to have not been approved by the stockholders, regardless of the number of shares actually voted "FOR" Proposal No. 2. Proposal No. 1 is not conditioned on the approval of Proposal No. 2.

Q6:
What effect will the reverse stock split have on our issued and outstanding shares of common stock?

A6:
If the reverse stock split is approved by our stockholders, we will exchange one new share for a number of outstanding shares to be determined when our Board of Directors selects from the proposed reverse split ratios of 1-for-10, 1-for-15 or 1-for-20. When the reverse stock split becomes effective, the number of our outstanding shares will be reduced proportionately to the selected reverse split ratio, but the value of each share will be proportionately increased by that same ratio. We will not issue any fractional shares. Stockholders who would otherwise hold fractional shares as a result of the reverse stock split will be entitled to receive cash (without interest or deduction) in lieu of such fractional shares from our transfer agent, upon receipt by our transfer agent of a properly completed and duly executed transmittal letter and, where shares are held in certificated form, the surrender of all old stock certificate(s) ("Old Certificate(s)"), in an amount equal to the proceeds attributable to the sale of such fractional shares following the aggregation and sale by our transfer agent of all fractional shares otherwise issuable. The reverse stock split will not impact the market value of our company as a whole, although the market value of our common stock may move up or down once the reverse stock split is effective.

Q7:
How will the reverse stock split impact Rite Aid's stock plans?

A7:
Our Compensation Committee has approved proportionate adjustments to the number of shares outstanding and available for issuance under Rite Aid's Stock Plans (defined below) and to the exercise price, grant price or purchase price relating to any award under the Stock Plans, using the same split ratio, if the reverse stock split is effected, pursuant to existing authority granted to such Committee under the Stock Plans.

Q8:
What are the mechanics of the reverse stock split?

A8:
Assuming the reverse stock split is approved by our stockholders, this is how it will work:

•
If your shares are held in "street name"—that is, through an account at a brokerage firm, bank, dealer, or other similar organization—the number of shares you hold will automatically be adjusted to reflect the reverse stock split.

•
If your shares are registered directly in your name with our transfer agent and your shares are held in book-entry form (i.e. your shares are not represented by a physical stock certificate), the number of shares you hold will automatically be adjusted to reflect the reverse stock split. You will be sent a transmittal letter by our transfer agent. You will need to return to our transfer agent a properly completed and duly executed transmittal letter in order to receive any cash payment in lieu of fractional shares or any other distributions, if any, that may be declared and payable to holders of record.

•
If your shares are registered directly in your name with our transfer agent and your shares are held in certificated form (i.e. your shares are represented by one or more physical stock certificates), you will receive a transmittal letter asking you to surrender your Old Certificate(s) representing pre-split shares in exchange for a new certificate ("New Certificate") representing post-split shares. You will need to return to our transfer agent a properly completed and duly executed transmittal letter, together with your Old Certificate(s), in order to receive a New Certificate and any cash payment in lieu of fractional shares or any other distributions, if any, that may be declared and payable to holders of record following the reverse stock split.

  Whether your shares are held in street name or directly, we will not issue fractional shares of common stock to you. Stockholders who would otherwise hold fractional shares as a result of the reverse stock split will be entitled to receive cash (without interest or deduction) in lieu of such fractional shares from our transfer agent, upon receipt by our transfer agent of a properly completed and duly executed transmittal letter and, where shares are held in certificated form, the surrender of all Old Certificate(s), in an amount equal to the proceeds attributable to the sale of such fractional shares following the aggregation and sale by our transfer agent of all fractional shares otherwise issuable.

  Any cash due to you in exchange for fractional shares will be paid to you as follows:

  •
  If your shares are held in street name, payment for the fractional shares will be deposited directly into your account with the organization holding your shares.

  •
  If your shares are registered directly in your name with our transfer agent, whether you hold your shares in certificated or uncertificated form, payment for the fractional shares will be made by check, sent to you directly from our transfer agent upon receipt of your properly completed and duly executed transmittal letter and, where your shares are held in certificated form, the surrender of your Old Certificate(s).

Q9:
After the reverse stock split, I will have an "odd lot" of fewer than 100 shares. Will I be able to sell the "odd lot"?

A9:
The reverse stock split may result in some stockholders owning "odd lots" of fewer than 100 shares on a post-split basis. You will be able to sell the odd lots, but odd lot sales may result in higher transaction costs per share than "round lot" sales, which are sales of even multiples of 100 shares.

Q10:
Are there any dissenter's rights or appraisal rights?

A10:
Pursuant to applicable Delaware law, there are no dissenter's or appraisal rights relating to the matters to be acted upon at the Special Meeting.

Q11:
If my shares are held in "street name" by my broker, will my broker vote my shares for me?

A11:
If your shares are held in the name of a bank or broker or other nominee, you will receive separate instructions from your bank, broker or other nominee describing how to vote your shares. The availability of telephonic or Internet voting will depend on the bank's or broker's voting process. Please check with your bank or broker and follow the voting procedures your bank or broker provides.

You should instruct your bank, broker or other nominee how to vote your shares. If your broker does not receive voting instructions from you regarding these proposals, NYSE rules grant your broker discretionary authority to vote your shares.

Q12:
How do I vote my shares held in one of the Rite Aid 401(k) plans? What happens if I do not vote my 401(k) plan shares?

A12:
If you are a participant in one of Rite Aid's 401(k) plans, the voter instruction card sent to you will serve as a voting instruction card to the trustee of the 401(k) plans for all shares of our common stock you own through the applicable 401(k) plan. You are entitled to instruct the plan trustee on how to vote your shares in the 401(k) plan by telephone, via the Internet or by mail as described above, except that, if you vote by mail, the card that you use will be a voting instruction card rather than a proxy card. The trustee will vote your shares held in the plans in accordance with your instructions. Your instructions will be kept confidential by American Stock Transfer and Trust Company LLC, as agent for the trustee and will not be disclosed to Rite Aid. Any shares held by a 401(k) plan participant for which timely instructions are not received by American Stock Transfer and Trust Company, LLC will be voted by the trustee in its sole discretion.

Q13:
May I change my vote after I have submitted a proxy by telephone or via the Internet or mailed my signed proxy card?

A13:
Yes. You may change your vote at any time before your proxy is voted at the Special Meeting. You can do this in several ways. You can send a written notice stating that you want to revoke your proxy, or you can complete and submit a new proxy card. You may request a new proxy card by contacting The Altman Group toll-free at (866) 340-7106 or you may print a new proxy card by accessing the electronic version of this proxy statement available on our website at www.riteaid.com under "Investor Information—Annual Reports/Proxy Statements." If you choose either of these methods, you must submit your notice of revocation or your new proxy card to Rite Aid's Secretary at Rite Aid, Attention: Secretary, 30 Hunter Lane, Camp Hill, Pennsylvania 17011.

You can also change your vote by submitting a proxy at a later date by telephone or via the Internet, in which case your later-submitted proxy will be recorded and your earlier proxy revoked.

You can also attend the Special Meeting and vote in person. Simply attending the Special Meeting, however, will not revoke your proxy. To revoke your earlier proxy, you must vote at the Special Meeting.

If you have instructed a broker to vote your shares, the preceding instructions do not apply, and you must follow the voting procedures received from your broker to change your vote.

If your shares are held in one of the Rite Aid 401(k) plans, you must follow the instructions provided on the voter instruction card if you wish to change your vote.

Q14:
If I want to attend the Special Meeting, what do I do?

A14:
You should come to the offices of Skadden, Arps, Slate, Meagher & Flom, LLP, Four Times Square, 37th Floor, New York, New York, at 2:00 p.m. local time, on December 2, 2008. Stockholders of record as of the record date for the Special Meeting (October 28, 2008) can vote in person at the Special Meeting. If your shares are held in street name, then you are not the stockholder of record and you must ask your bank, broker or other nominee holder how you can vote in person at the Special Meeting.

Q15:
Who can help answer my questions?

A15:
If you have any questions or need assistance in voting your shares, please call the firm assisting us in the solicitation of proxies:

The Altman Group, Inc.
1200 Wall Street West, 3rd Floor
Lyndhurst, New Jersey 07071
Telephone (toll-free): (866) 340-7106

        If you have any other questions regarding the Special Meeting, you may contact:

Rite Aid Corporation
30 Hunter Lane
Camp Hill, Pennsylvania 17011
Attention: Investor Relations
Telephone: (717) 975-3710

 PROPOSAL NO. 1
APPROVAL OF THE AMENDMENT OF OUR RESTATED CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT OF OUR COMMON STOCK AT ONE OF THREE REVERSE SPLIT RATIOS

        Our Board of Directors has unanimously adopted and is submitting for stockholder approval an amendment to our Restated Certificate of Incorporation to effect a reverse stock split at one of three reverse split ratios, 1-for-10, 1-for-15 or 1-for-20, as will be selected by our Board of Directors following stockholder approval and prior to the time of filing such Certificate of Amendment with the Delaware Secretary of State. Pursuant to the law of our state of incorporation, Delaware, our Board of Directors must adopt any amendment to our Restated Certificate of Incorporation and submit the amendment to stockholders for their approval. The affirmative vote of a majority of the outstanding shares (with Rite Aid common stock and G/H preferred stock voting together as a single class) is required to approve Proposal No. 1.

        The form of the proposed amendment to our Restated Certificate of Incorporation to effect the reverse stock split is attached to this Proxy Statement as Annex A. The amendment will effect a reverse stock split of our common stock at one of three ratios to be selected by our Board of Directors following stockholder approval. Our Board of Directors, in its discretion, may elect to effect any one (but not more than one) of the three reverse split ratios upon receipt of stockholder approval, or none of them if our Board of Directors determines in its discretion not to proceed with the reverse stock split. We believe that the availability of the three alternative reverse split ratios will provide the Company with the flexibility to implement the reverse stock split in a manner designed to maximize the anticipated benefits for us and our stockholders. In determining which of the three alternative reverse stock split ratios to implement, if any, following the receipt of stockholder approval, our Board of Directors may consider, among other things, factors such as:

  •
  the historical trading price and trading volume of our common stock;

  •
  the then prevailing trading price and trading volume of our common stock and the anticipated impact of the reverse stock split on the trading market for our common stock;

  •
  our ability to continue our listing on the NYSE;

  •
  which of the alternative reverse split ratios would result in the greatest overall reduction in our administrative costs; and

  •
  prevailing general market and economic conditions.

        To avoid the existence of fractional shares of our common stock, stockholders who would otherwise hold fractional shares as a result of the reverse stock split will be entitled to receive cash (without interest or deduction) in lieu of such fractional shares from our transfer agent, upon receipt by our transfer agent of a properly completed and duly executed transmittal letter and, where shares are held in certificated form, the surrender of all Old Certificate(s), in an amount equal to the proceeds attributable to the sale of such fractional shares following the aggregation and sale by our transfer agent of all fractional shares otherwise issuable.

        At the close of business on October •, 2008, we had • shares of common stock issued and outstanding. Based on the number of shares of common stock currently issued and outstanding, immediately following the completion of the reverse stock split, and, for illustrative purposes only, assuming a 1-for-15 reverse stock split, we would have approximately • shares of common stock issued and outstanding (without giving effect to the treatment of fractional shares). The actual number of shares outstanding after giving effect to the reverse stock split will depend on the reverse split ratio that is ultimately selected by our Board of Directors. We do not expect the reverse stock split itself to have any economic effect on our stockholders, debt holders or holders of options or restricted stock, except to the extent the reverse stock split will result in fractional shares as discussed below.

Reasons for the Reverse Stock Split

        Our Board of Directors authorized the reverse split of our common stock with the primary intent of increasing the price of our common stock in order to meet the NYSE's price criteria for continued listing on that exchange. Our common stock is publicly traded and listed on the NYSE under the symbol "RAD." Our Board of Directors believes that, in addition to increasing the price of our common stock, the reverse stock split would also reduce certain of our costs, such as NYSE listing fees, and make our common stock more attractive to a broader range of institutional and other investors. Accordingly, for these and other reasons discussed below, we believe that effecting the reverse stock split is in the Company's and our stockholders' best interests.

        On October 16, 2008, we were notified in writing by The New York Stock Exchange, Inc. (the "NYSE") that the trading price of our common stock was below the criteria of the NYSE's continued listing standards, as the average per share closing price of our common stock over a consecutive 30-trading day period was less than $1.00. The letter stated that we have a six-month cure period that started on October 16, 2008 to bring the price of our common stock and the 30-trading day average closing price of our common stock above $1.00. The letter further stated that in the event a $1.00 share price and a $1.00 average share price over the preceding 30 trading days are not attained at the expiration of the six-month cure period, the NYSE will commence suspension and delisting procedures. The NYSE has reserved the right to reevaluate its continued listing determinations relating to companies who are notified of non-compliance like Rite Aid with respect to the NYSE's qualitative listing standards, including if our shares trade at sustained levels that are considered to be abnormally low. On October 16, 2008, we provided written notice to the NYSE of our intent to pursue a reverse stock split in order to bring our share price and average share price back above $1.00 within the six-month cure period.

        In addition to bringing the price of our common stock back above $1.00, we also believe that the reverse stock split will make our common stock more attractive to a broader range of institutional and other investors, as we have been advised that the current market price of our common stock may affect its acceptability to certain institutional investors, professional investors and other members of the investing public. Many brokerage houses and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. In addition, some of those policies and practices may function to make the processing of trades in low-priced stocks economically unattractive to brokers. Moreover, because brokers' commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, the current average price per share of common stock can result in individual stockholders paying transaction costs representing a higher percentage of their total share value than would be the case if the share price were substantially higher. However, some investors may view the reverse stock split negatively since it reduces the number of shares of common stock available in the public market.

        Reducing the number of outstanding shares of our common stock through the reverse stock split is intended, absent other factors, to increase the per share market price of our common stock. However, other factors, such as our financial results, market conditions and the market perception of our business may adversely affect the market price of our common stock. As a result, there can be no assurance that the reverse stock split, if completed, will result in the intended benefits described above, that the market price of our common stock will increase following the reverse stock split or that the market price of our common stock will not decrease in the future.

        In addition to the reasons described above, the reverse stock split is intended to help avoid a "fundamental change" under the indenture governing our 8.5% convertible notes due 2015 (the "Convertible Notes"). Delisting of our common stock on the NYSE would constitute a "fundamental change" under the Convertible Notes indenture. If such a fundamental change occurs, holders of the Convertible Notes will be entitled to require us to repurchase their Convertible Notes, or any portion of the principal amount thereof at a price equal to 100% of the principal amount of the Convertible Notes to be repurchased, together with accrued interest, if any, to but excluding the repurchase date (which may be no earlier than 30 and no later than 60 days after the date we deliver notice of the fundamental change). In order to fund any required repurchases, we might be required to seek additional financing for such amounts. We can give no assurance that we would be able to obtain such financing, on favorable terms, or at all, or that we will be permitted to repurchase the Convertible Notes under our other debt instruments.

Effects of the Reverse Stock Split

  General

        If the reverse stock split is approved and implemented, the principal effect will be to proportionately decrease the number of outstanding shares of our common stock based on the reverse stock split ratio selected by our Board of Directors. Our common stock is currently registered under Section 12(b) of the Securities Exchange Act of 1934, or the Exchange Act, and we are subject to the periodic reporting and other requirements of the Exchange Act. The reverse stock split will not affect the registration of our common stock under the Exchange Act or the listing of our common stock on the NYSE. Following the reverse stock split, our common stock will continue to be listed on the NYSE under the symbol "RAD," although it will be considered a new listing with a new CUSIP number.

        Proportionate voting rights and other rights of the holders of our common stock will not be affected by the reverse stock split, other than as a result of the treatment of fractional shares as described below. For example, a holder of 2% of the voting power of the outstanding shares of our common stock immediately prior to the effectiveness of the reverse stock split will generally continue to hold 2% of the voting power of the outstanding shares of our common stock after the reverse stock split. The number of stockholders of record will not be affected by the reverse stock split (except to the extent any are cashed out as a result of holding fractional shares). If approved and implemented, the reverse stock split may result in some stockholders owning "odd lots" of less than 100 shares of our common stock. Odd lot shares may be more difficult to sell, and brokerage commissions and other costs of transactions in odd lots are generally somewhat higher than the costs of transactions in "round lots" of even multiples of 100 shares. Our Board of Directors believes, however, that these potential effects are outweighed by the benefits of the reverse stock split.

  Effectiveness of Reverse Stock Split

        The reverse stock split, if approved by our stockholders, would become effective upon the filing and effectiveness (the "Effective Time") of a Certificate of Amendment to our Restated Certificate of Incorporation with the Secretary of State of the State of Delaware. It is expected that such filing will take place promptly following the Special Meeting, assuming the stockholders approve the amendment. However, the exact timing of the filing of the amendment will be determined by our Board of Directors based on its evaluation as to when such action will be the most advantageous to our Company and our stockholders. In addition, our Board of Directors reserves the right, notwithstanding stockholder approval and without further action by the stockholders, to elect not to proceed with the reverse stock split if, at any time prior to filing the Certificate of Amendment, our Board of Directors, in its sole discretion, determines that it is no longer in our Company's best interests and the best interests of our stockholders to proceed with the reverse stock split.

  Effect on Rite Aid's Stock Plans

        As of October •, 2008, we had approximately • shares subject to stock options and • shares of unvested restricted stock outstanding under our stock incentive plans. Under our 1999 Stock Option Plan (the "1999 Plan"), 2000 Omnibus Equity Plan (the "2000 Plan"), 2001 Stock Option Plan (the "2001 Plan"), 2004 Omnibus Equity Plan (the "2004 Plan") and our 2006 Omnibus Equity Plan (the "2006 Plan," and collectively with the 1999 Plan, the 2000 Plan, the 2001 Plan, the 2004 Plan and the 2006 Plan, the "Stock Plans"), the Compensation Committee of our Board of Directors has sole discretion to determine the appropriate adjustment to the awards granted under our Stock Plans in the event of a stock split. Should the reverse stock split be effected, the Compensation Committee of our Board of Directors has approved proportionate adjustments to the number of shares outstanding and available for issuance under Rite Aid's Stock Plans and proportionate adjustments to the exercise price, grant price or purchase price relating to any award under the Stock Plans. The Compensation Committee will determine the treatment of fractional shares subject to stock options and unvested restricted stock under the Stock Plans.

        Accordingly, if the reverse stock split is approved by our stockholders, upon the filing of an amendment to our Restated Certificate of Incorporation with the Delaware Secretary of State, the number of all outstanding equity awards, the number of shares available for issuance and the exercise price, grant price or purchase price relating to any award under Rite Aid's Stock Plans will be proportionately adjusted using the split ratio selected by our Board of Directors (subject to the treatment of fractional shares to be determined by our Compensation Committee). The Compensation Committee has also authorized the Company to effect any other changes necessary, desirable or appropriate to give effect to the reverse stock split, including any applicable technical, conforming changes to our Stock Plans. For example, if a 1-for-15 reverse stock split is effected, the • shares that remain available for issuance under the Stock Plans as of October •, 2008, would be adjusted to • shares, subject to increase as and when awards made under such Plans expire or are forfeited and are returned per the terms of such Plans. In addition, the exercise price per share under each stock option would be increased by 15 times, such that upon an exercise, the aggregate exercise price payable by the optionee to the company would remain the same. For illustrative purposes only, an outstanding stock option for 3,000 shares of common stock, exercisable at $• per share, would be adjusted as a result of a 1-for-15 split ratio into an option exercisable for 200 shares of common stock at an exercise price of $• per share.

        In addition to the stock options issued under the our Stock Plans, approximately • options are outstanding pursuant to option grants made in accordance with the provisions of individual agreements with our executives. The Compensation Committee of our Board of Directors will determine the appropriate adjustments to such awards in the event of a reverse stock split.

  Effect on Authorized Shares of Common Stock and Preferred Stock

        Currently, we are authorized to issue up to a total of 1,520,000,000 shares, comprising 1,500,000,000 shares of common stock, of which • shares were issued and outstanding as of October •, 2008, and 20,000,000 shares of preferred stock, of which • shares were issued and outstanding as of October •, 2008. Concurrently with the reverse stock split we intend to decrease our authorized shares such that immediately following the Effective Time, we may issue up to a total of 520,000,000 shares, comprising 500,000,000 shares of common stock and 20,000,000 shares of preferred stock. The number of authorized shares of preferred stock will not change. Proposal No. 2, if approved, would only affect the combined total of our authorized shares and our authorized shares of common stock. We do not currently intend to reduce the number of authorized shares of our common stock by the same ratio as the reverse stock split. See Proposal No. 2 beginning on page 22 of this proxy statement for further information. Proposal No. 2 is conditioned on the approval of Proposal No. 1. Therefore, if Proposal No. 1 is not approved by the stockholders, Proposal No. 2 will automatically be deemed to have not been approved by the stockholders, regardless of the number of shares actually voted "FOR" Proposal No. 2. Proposal No. 1 is not conditioned on the approval of Proposal No. 2.

        Our preferred stock, including our G/H preferred stock, votes on an as-if-converted basis. For example, a holder of our 7% Series G Cumulative Convertible Pay-in-Kind Preferred Stock ("Series G preferred stock") is entitled to one vote for each share of common stock issuable upon conversion of the Series G preferred stock. If the reverse stock split is effected, the conversion price at which our preferred stock is convertible into common stock will be proportionately adjusted. As a result, the proportionate voting rights and other rights of the holders of our preferred stock will not be affected by the reverse stock split.

  Effect on Par Value

        The proposed amendments to our Restated Certificate of Incorporation will not affect the par value of our common stock, which will remain at $1.00, or the par value of our preferred stock, which will remain at $1.00.

  Reduction In Stated Capital

        As a result of the reverse stock split, upon the Effective Time, the stated capital on our balance sheet attributable to our common stock, which consists of the par value per share of our common stock multiplied by the aggregate number of shares of our common stock issued and outstanding, will be reduced in proportion to the size of the reverse stock split. Correspondingly, our additional paid-in capital account, which consists of the difference between our stated capital and the aggregate amount paid to us upon issuance of all currently outstanding shares of our common stock, shall be credited with the amount by which the stated capital is reduced. Our stockholders' equity, in the aggregate, will remain unchanged.

  No Going Private Transaction

        Notwithstanding the decrease in the number of outstanding shares following the proposed reverse stock split, our Board of Directors does not intend for this transaction to be the first step in a "going private transaction" within the meaning of Rule 13e-3 of the Exchange Act.

  Book-Entry Shares

        If the reverse stock split is effected, stockholders who hold uncertificated shares (i.e. shares held in book-entry form and not represented by a physical stock certificate), either as direct or beneficial owners, will have their holdings electronically adjusted by our transfer agent through the NYSE's Direct Registration System (and, for beneficial owners, by their brokers or banks that hold in "street name" for their benefit, as the case may be) to give effect to the reverse stock split.

        Stockholders who hold uncertificated shares as direct owners will be sent a transmittal letter by our transfer agent and will need to return a properly completed and duly executed transmittal letter in order to receive any cash payment in lieu of fractional shares or any other distributions, if any, that may be declared and payable to holders of record following the reverse stock split.

  Exchange of Stock Certificates

        If the reverse stock split is effected, stockholders holding certificated shares (i.e. shares represented by one or more physical stock certificates) will be required to exchange their Old Certificate(s) for New Certificate(s) representing the appropriate number of shares of our common stock resulting from the reverse stock split. Stockholders of record upon the Effective Time will be furnished the necessary materials and instructions for the surrender and exchange of their Old

Certificate(s) at the appropriate time by our transfer agent. Stockholders will not have to pay any transfer fee or other fee in connection with such exchange. As soon as practicable after the Effective Time, our transfer agent will send a transmittal letter to each stockholder advising such holder of the procedure for surrendering Old Certificate(s) in exchange for New Certificate(s). Pursuant to applicable rules of the NYSE, your Old Certificate(s) representing pre-split shares cannot be used for either transfers or deliveries made on the NYSE; thus, you must exchange your Old Certificate(s) for New Certificate(s) in order to effect transfers or deliveries of your shares on the NYSE.

YOU SHOULD NOT SEND YOUR OLD CERTIFICATES NOW. YOU SHOULD SEND THEM ONLY AFTER YOU RECEIVE THE LETTER OF TRANSMITTAL FROM OUR TRANSFER AGENT.

        As soon as practicable after the surrender to the transfer agent of any Old Certificate(s), together with a properly completed and duly executed transmittal letter and any other documents the transfer agent may specify, the transfer agent will deliver to the person in whose name such Old Certificate(s) had been issued a New Certificate registered in the name of such person.

        Until surrendered as contemplated herein, a stockholder's Old Certificate(s) shall be deemed at and after the Effective Time to represent the number of full shares of our common stock resulting from the reverse stock split. Until stockholders have returned their properly completed and duly executed transmittal letter and surrendered their Old Certificate(s) for exchange, stockholders will not be entitled to receive any other distributions, if any, that may be declared and payable to holders of record following the reverse stock split.

        Any stockholder whose Old Certificate(s) have been lost, destroyed or stolen will be entitled to a New Certificate only after complying with the requirements that we and the transfer agent customarily apply in connection with lost, stolen or destroyed certificates.

        No service charges, brokerage commissions or transfer taxes shall be payable by any holder of any Old Certificate, except that if any New Certificate is to be issued in a name other than that in which the Old Certificate(s) are registered, it will be a condition of such issuance that (1) the person requesting such issuance must pay to us any applicable transfer taxes or establish to our satisfaction that such taxes have been paid or are not payable, (2) the transfer complies with all applicable federal and state securities laws, and (3) the surrendered certificate is properly endorsed and otherwise in proper form for transfer.

  Fractional Shares

        We do not currently intend to issue fractional shares in connection with the reverse stock split. Therefore, we do not expect to issue certificates representing fractional shares. Stockholders who would otherwise hold fractional shares because the number of shares of common stock they hold before the reverse stock split is not evenly divisible by the split ratio ultimately selected by our Board of Directors will be entitled to receive cash (without interest or deduction) in lieu of such fractional shares from our transfer agent, upon receipt by our transfer agent of a properly completed and duly executed transmittal letter and, where shares are held in certificated form, the surrender of all Old Certificate(s), in an amount equal to the proceeds attributable to the sale of such fractional shares following the aggregation and sale by our transfer agent of all fractional shares otherwise issuable. The ownership of a fractional share interest will not give the holder any voting, dividend or other rights, except to receive the above-described cash payment. Rite Aid will be responsible for any brokerage fees or commissions related to the transfer agent's selling in the open market shares that would otherwise be fractional shares.

        Stockholders should be aware that, under the escheat laws of various jurisdictions, sums due for fractional interests that are not timely claimed after the Effective Time may be required to be paid to the designated agent for each such jurisdiction, unless correspondence has been received by us or our transfer agent concerning ownership of such funds within the time permitted in such jurisdiction. Thereafter, if applicable, stockholders otherwise entitled to receive such funds, but who do not receive them due to, for example, their failure to timely comply with our transfer agent's instructions, will have to seek to obtain such funds directly from the state to which they were paid.

  No Appraisal Rights

        Under the Delaware General Corporation Law, our stockholders are not entitled to dissenter's rights or appraisal rights with respect to the reverse stock split described in this Proposal No. 1, and we will not independently provide our stockholders with any such rights.

  Certain Federal Income Tax Consequences of the Reverse Stock Split

        The following discussion is a general summary of certain U.S. federal income tax consequences of the reverse stock split that may be relevant to (i) holders of our common stock that hold such stock as a capital asset for federal income tax purposes and (ii) to us. This summary is based upon the provisions of the Internal Revenue Code of 1986, as amended (the "Code"), Treasury regulations promulgated thereunder, administrative rulings and judicial decisions as of the date hereof, all of which may change, possibly with retroactive effect, resulting in U.S. federal income tax consequences that may differ from those discussed below. This discussion does not address all aspects of federal income taxation that may be relevant to such holders in light of their particular circumstances or to holders that may be subject to special tax rules, including, without limitation: (i) holders subject to the alternative minimum tax; (ii) banks, insurance companies, or other financial institutions; (iii) tax-exempt organizations; (iv) dealers in securities or commodities; (v) regulated investment companies or real estate investment trusts; (vi) partnerships (or other flow-through entities for U.S. federal income tax purposes and their partners or members); (vii) traders in securities that elect to use a mark-to-market method of accounting for their securities holdings; (viii) U.S. Holders (as defined below) whose "functional currency" is not the U.S. dollar; (ix) persons holding our common stock as a position in a hedging transaction, "straddle," "conversion transaction" or other risk reduction transaction; (x) persons who acquire shares of our common stock in connection with employment or other performance of services; or (xi) U.S. expatriates. In addition, this summary does not address the tax consequences arising under the laws of any foreign, state or local jurisdiction and U.S. federal tax consequences other than federal income taxation. If a partnership (including any entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds shares of our common stock, the tax treatment of a holder that is a partner in the partnership generally will depend upon the status of the partner and the activities of the partnership.

        We have not sought, and will not seek, an opinion of counsel or a ruling from the Internal Revenue Service ("IRS") regarding the United States federal income tax consequences of the reverse stock split and there can be no assurance the IRS will not challenge the statements and conclusions set forth below or that a court would not sustain any such challenge. EACH HOLDER OF COMMON STOCK SHOULD CONSULT SUCH HOLDER'S TAX ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT TO SUCH HOLDER.

        For purposes of the discussion below, a "U.S. Holder" is a beneficial owner of shares of our common stock that for U.S. federal income tax purposes is: (1) an individual citizen or resident of the United States; (2) a corporation (including any entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state or political subdivision thereof; (3) an estate the income of which is subject to U.S. federal income taxation regardless of its source; or (4) a trust, the administration of which is subject to the primary supervision of a U.S. court and as to which one or more U.S. persons have the authority to control all substantial decisions of the trust, or that has a valid election in effect to be treated as a U.S. person. A "Non-U.S.

Holder" is a beneficial owner (other than a partnership) of shares of our common stock who is not a U.S. Holder.

  U.S. Holders

        The reverse stock split should constitute a "recapitalization" for U.S. federal income tax purposes. As a result, a U.S. Holder generally should not recognize gain or loss upon the reverse stock split, except with respect to cash received in lieu of a fractional share of our common stock, as discussed below. A U.S. Holder's aggregate tax basis in the shares of our common stock received pursuant to the reverse stock split should equal the aggregate tax basis of the shares of our common stock surrendered (excluding any portion of such basis that is allocated to any fractional share of our common stock), and such U.S. Holder's holding period (i.e. acquired date) in the shares of our common stock received should include the holding period in the shares of our common stock surrendered. Treasury regulations promulgated under the Code provide detailed rules for allocating the tax basis and holding period of the shares of our common stock surrendered to the shares of our common stock received pursuant to the reverse stock split. Holders of shares of our common stock acquired on different dates and at different prices should consult their tax advisors regarding the allocation of the tax basis and holding period of such shares.

        A U.S. Holder who receives cash in lieu of a fractional share of our common stock pursuant to the reverse stock split should recognize capital gain or loss in an amount equal to the difference between the amount of cash received and the U.S. Holder's tax basis in the shares of our common stock surrendered that is allocated to such fractional share of our common stock. Such capital gain or loss should be long term capital gain or loss if the U.S. Holder's holding period for our common stock surrendered exceeded one year at the Effective Time.

         Information Reporting and Backup Withholding.    Information returns generally will be required to be filed with the IRS with respect to the receipt of cash in lieu of a fractional share of our common stock pursuant to the reverse stock split in the case of certain U.S. Holders. In addition, U.S. Holders may be subject to a backup withholding tax (at the current applicable rate of 28%) on the payment of such cash if they do not provide their taxpayer identification numbers in the manner required or otherwise fail to comply with applicable backup withholding tax rules. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or allowed as a credit against the U.S. Holder's federal income tax liability, if any, provided the required information is timely furnished to the IRS.

  Non-U.S. Holders

        Non-U.S. Holders who exchange shares of our common stock pursuant to the reverse stock split generally should be subject to tax in the manner described above under "U.S. Holders," except that any capital gain realized by a Non-U.S. Holder as a result of receiving cash in lieu of a fractional share of our common stock generally should not be subject to U.S. federal income or withholding tax unless:

  •
  the Non-U.S. Holder is an individual who holds our common stock as a capital asset, is present in the U.S. for 183 days or more during the taxable year of the reverse stock split and meets certain other conditions;

  •
  the gain is effectively connected with the Non-U.S. Holder's conduct of a trade or business in the U.S. (and, if certain income tax treaties apply, is attributable to a Non-U.S. Holder's permanent establishment in the U.S.); or

  •
  we are or have been a "United States real property holding corporation" for U.S. federal income tax purposes at any time within the shorter of the five-year period ending on the Effective Time, or the period that the Non-U.S. Holder held the shares of our common stock.

    We do not believe that we have been, currently are, or will become, a United States real property holding corporation.

        Individual Non-U.S. Holders who are subject to U.S. federal income tax because they are present in the United States for 183 days or more during the year of the reverse stock split will be taxed on their gain (including gain from the sale of shares of our common stock and net of applicable U.S. losses from sales or exchanges of other capital assets recognized during the year) at a flat rate of 30% or such lower rate as may be specified by an applicable income tax treaty. Other Non-U.S. Holders subject to U.S. federal income tax with respect to gain recognized as a result of receiving cash in lieu of a fractional share of common stock generally will be taxed on such gain in the same manner as if they were U.S. Holders and, in the case of foreign corporations, may be subject to an additional branch profits tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.

         Information Reporting and Backup Withholding.    In general, backup withholding and information reporting will not apply to payment of cash in lieu of a fractional share of our common stock to a Non-U.S. Holder pursuant to the reverse stock split if the Non-U.S. Holder certifies under penalties of perjury that it is a Non-U.S. Holder and neither we nor the transfer agent has actual knowledge to the contrary. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or allowed as a credit against the Non-U.S. Holder's U.S. federal income tax liability, if any, provided that certain required information is timely furnished to the IRS. In certain circumstances the amount of cash paid to a Non-U.S. Holder in lieu of a fractional share of our common stock, the name and address of the beneficial owner and the amount, if any, of tax withheld may be reported to the IRS.

THE RITE AID BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THIS PROPOSAL TO AMEND OUR RESTATED CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT AT ONE OF THREE REVERSE SPLIT RATIOS, 1-FOR-10, 1-FOR-15 OR 1-FOR-20, AS WILL BE SELECTED BY OUR BOARD OF DIRECTORS PRIOR TO THE TIME OF FILING SUCH CERTIFICATE OF AMENDMENT WITH THE DELAWARE SECRETARY OF STATE.

 PROPOSAL NO. 2
APPROVAL OF THE AMENDMENT OF OUR RESTATED CERTIFICATE OF INCORPORATION TO DECREASE OUR TOTAL NUMBER OF AUTHORIZED SHARES FROM 1,520,000,000 SHARES TO 520,000,000 SHARES, 500,000,000 SHARES OF WHICH SHALL BE COMMON STOCK, PAR VALUE $1.00, AND 20,000,000 SHARES OF WHICH SHALL BE PREFERRED STOCK, PAR VALUE $1.00 PER SHARE

        Our Board of Directors has unanimously adopted and is submitting for stockholder approval an amendment to our Restated Certificate of Incorporation to decrease our total number of authorized shares from 1,520,000,000 shares to 520,000,000 shares, 500,000,000 shares of which shall be common stock, par value $1.00 per share, and 20,000,000 shares of which shall be preferred stock, par value $1.00 per share.

        Pursuant to the law of our state of incorporation, Delaware, our Board of Directors must adopt any amendment to our Restated Certificate of Incorporation and submit the amendment to stockholders for their approval. The affirmative vote of a majority of the outstanding shares (with Rite Aid common stock and G/H preferred stock voting together as a single class) is required to approve Proposal No. 2. Please note that Proposal No. 2 is conditioned on the approval of Proposal No. 1. Therefore, if Proposal No. 1 is not approved by the stockholders, Proposal No. 2 will automatically be deemed to have not been approved by the stockholders, regardless of the number of shares actually voted "FOR" Proposal No. 2. Proposal No. 1 is not conditioned on the approval of Proposal No. 2.

        The form of the proposed amendment to our Restated Certificate of Incorporation to decrease our total number of authorized shares is included in Annex A of this Proxy Statement. If both Proposal No. 1 and Proposal No. 2 are approved by our stockholders, the reduction in the number of authorized shares would become effective upon the filing and effectiveness of a Certificate of Amendment to our Restated Certificate of Incorporation with the Secretary of State of the State of Delaware (referred to herein as the "Effective Time"). It is expected that such filing will take place promptly following the date of the Special Meeting, assuming the stockholders approve the amendment. However, the exact timing of the filing of the Certificate of Amendment will be determined by the Board of Directors based on its evaluation as to when such action will be the most advantageous to our company and our stockholders. In addition, the Board of Directors reserves the right, notwithstanding stockholder approval and without further action by the stockholders, to elect not to proceed with the reduction in our total number of authorized shares if, at any time prior to filing the Certificate of Amendment, the Board of Directors, in its sole discretion, determines that it is no longer in our company's best interests and the best interests of our stockholders.

Effects of Decreasing our Total Number of Authorized Shares of Common Stock

        Currently, we are authorized to issue up to 1,500,000,000 shares of common stock, of which • shares were issued and outstanding as of October •, 2008. Concurrently with the reverse stock split we intend to decrease our authorized shares such that immediately following the Effective Time, we may issue up to a total of 500,000,000 shares of common stock. Since we are not reducing the total authorized number of shares of common stock under our Restated Certificate of Incorporation by the same ratio as the reverse stock split, we will have the ability to issue a greater percentage of our common stock in relation to our outstanding shares after the reverse stock split than we currently have. As a result, if we were to issue such shares, it would potentially have a greater dilutive effect on our current stockholders, depending on the size of the issuance. Each additional share of common stock authorized under Proposal No. 2 would have the same rights and privileges under our Restated Certificate of Incorporation, as each share of common stock that is currently authorized for issuance. We believe that the availability of additional authorized shares of common stock will provide us with additional flexibility, including the ability to issue common stock for a variety of purposes, including, among others, the sale of common stock to obtain additional funding, the exchange of outstanding indebtedness for common stock or the use (subject to stockholder approval as required) of common stock for equity compensation. We currently do not have any plan, commitment, arrangement, understanding or agreement, either written or oral, to issue any shares of additional authorized common stock, other than shares otherwise issuable upon conversion of our existing preferred stock and our 8.5% Convertible Notes due 2015. However, the additional shares of common stock would be available for issuance by action of our board of directors without the need for further action by our stockholders, unless stockholder action is specifically required by applicable law or NYSE rules.

  Pre-emptive Rights

        For so long as The Jean Coutu Group PJC Inc. (the "Jean Coutu Group") owns at least 20% of our total voting power, Jean Coutu Group will have the right to purchase securities in future issuances of our voting securities (other than in certain types of issuances described below) to permit Jean Coutu Group to maintain the same percentage of total voting power it held prior to the issuance. These purchase rights will not apply to issuances of our stock in connection with conversions of convertible preferred stock, equity compensation plan awards, acquisitions by Rite Aid, equity-for-debt exchanges and certain other types of issuances. Subject to certain conditions, under circumstances in which Jean Coutu Group is not permitted to purchase voting securities in an issuance of our voting securities, Jean Coutu Group will be permitted to make open market purchases of our common stock in order to maintain the same percentage of total voting power it held prior to the issuance. Other than as described above, holders of our common stock do not have any preemptive rights.

  No Appraisal Rights

        Under the Delaware General Corporation Law, our stockholders are not entitled to dissenter's rights or appraisal rights with respect to this Proposal No. 2, and we will not independently provide our stockholders with any such rights.

  Potential Anti-Takeover Effect

        Although not designed or intended for such purposes, the effect of the proposed decrease in the number of our authorized shares of common stock at a different ratio to the reverse stock split, could enable our Board of Directors to render more difficult or discourage an attempt to obtain control of Rite Aid, since the additional shares could be issued to purchasers who support our Board of Directors and are opposed to a takeover. We are not currently aware of any pending or proposed transaction involving a change in control. While this Proposal No. 2 may be deemed to have potential anti-takeover effects, this proposal is not prompted by any specific effort or perceived threat of takeover.

THE RITE AID BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THIS PROPOSAL TO AMEND OUR RESTATED CERTIFICATE OF INCORPORATION TO DECREASE OUR TOTAL NUMBER OF AUTHORIZED SHARES.

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
AND MANAGEMENT OF RITE AID

        The following table sets forth, as of October •, 2008, certain information concerning the beneficial shareholdings of (a) each director, (b) each Jean Coutu Group director designee, (c) each of our "named executive officers" (as such term is defined in Item 402(a)(3) of Regulation S-K under the Securities Exchange Act of 1934, as amended), (d) each holder of more than 5% of Rite Aid common stock and (e) all directors, executive officers and Jean Coutu Group director designees as a group (based on • shares of common stock outstanding as of October •, 2008, plus the number of shares of common stock into which the outstanding shares of G/H preferred stock are convertible). Each of the persons named below has sole voting power and sole investment power with respect to the shares set forth opposite his or her name, except as otherwise noted.

Beneficial Owners	Number of Common Shares Beneficially Owned(1)		Percentage of Class
Named Executive Officers and Directors
Joseph B. Anderson, Jr.	186,667	(2)	*
André Belzile	53,334	(3)	*
François J. Coutu	53,334	(4)	*
Michel Coutu	53,334	(5)	*
Jerry Mark deBruin	387,080	(6)	*
James L. Donald	0		*
Doug Donley	368,653	(7)	•
Michael A. Friedman, MD	236,667	(8)	*
George G. Golleher	886,667	(9)	*
Pierre Legault	483,402	(10)	*
Robert G. Miller	9,426,245	(11)	1.05%
Michael Regan	53,334	(12)	*
Mary F. Sammons	10,050,158	(13)	1.12%
Robert B. Sari	375,916	(14)	*
Philip G. Satre	345,167	(15)	*
Jonathan D. Sokoloff	53,081,778	(16)	5.93%
John T. Standley	568,782	(17)	1.10%
Marcy Syms	186,667	(18)	*
Kevin Twomey	812,361	(19)	*
Frank G. Vitrano	39,700	(20)	*
Dennis Wood	53,334	(21)	*
All Executive Officers and Directors
22 persons	77,878,286		8.69%
5% Stockholders
Green Equity Investors III, L.P 11111 Santa Monica Blvd, Suite 2000 Los Angeles, CA 90025	52,376,342	(22)	5.85	%(23)
FMR Corp. 82 Devonshire St. Boston, MA 02109	50,663,957	(24)	10.30%
Thornburg Investment Management Inc. 119 E. Marcy Street Santa Fe, NM 87501	80,672,485	(25)	10.22%
The Jean Coutu Group (PJC), Inc. 530 Bériault Street Longueuil, Quebec J4G 1S8	251,975,262	(26)	28.13%

*
Percentage less than 1% of class.

(1)
Beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act, thereby including options exercisable within 60 days of October 28, 2008.

(2)
This amount includes 166,667 shares which may be acquired within 60 days by exercising stock options.

(3)
This amount includes 33,334 shares which may be acquired within 60 days by exercising stock options.

(4)
This amount includes 33,334 shares which may be acquired within 60 days by exercising stock options.

(5)
This amount includes 33,334 shares which may be acquired within 60 days by exercising stock options.

(6)
This amount includes 195,139 shares which may be acquired within 60 days by exercising stock options. Mr. deBruin left the company on September 30, 2008.

(7)
This amount includes 295,603 shares which may be acquired within 60 days by exercising stock options.

(8)
This amount includes 216,667 shares which may be acquired within 60 days by exercising stock options.

(9)
This amount includes 316,667 shares which may be acquired within 60 days by exercising stock options.

(10)
This amount includes 369,502 shares which may be acquired within 60 days by exercising stock options. Mr. Legault left the company on September 24, 2008.

(11)
This amount includes 8,866,667 shares which may be acquired within 60 days by exercising stock options.

(12)
This amount includes 33,334 shares which may be acquired within 60 days by exercising stock options.

(13)
This amount includes 52,779 shares owned by Ms. Sammon's spouse and 8,041,427 shares which may be acquired within 60 days by exercising stock options.

(14)
This amount includes 259,999 shares which may be acquired within 60 days by exercising stock options.

(15)
This amount represents 12,500 shares owned jointly by Mr. Satre and his spouse and 216,667 shares which may be acquired within 60 days by exercising stock options.

(16)
This amount includes 705,436 shares owned jointly by Mr. Sokoloff and his spouse and 52,376,342 shares beneficially owned by Green Equity Investors III, L.P., which is affiliated with Leonard Green & Partners, L.P., of which Mr. Sokoloff is an executive officer and equity owner.

(17)
This amount includes 312,700 shares which may be acquired within 60 days by exercising stock options. Mr. Standley joined the company as President and Chief Operating Officer on September 24, 2008.

(18)
This amount includes 166,667 shares which may be acquired within 60 days by exercising stock options.

(19)
This amount includes 734,551 shares which may be acquired within 60 days by exercising stock options. Mr. Twomey left the company on September 24, 2008.

(20)
Shares beneficially owned. Mr. Vitrano joined the company as Senior Executive Vice President, Chief Financial Officer and Chief Administrative Officer on September 24, 2008.

(21)
This amount includes 33,334 shares which may be acquired within 60 days by exercising stock options.

(22)
Green Equity Investors III, L.P. beneficially owns 52,376,342 shares of common stock.

(23)
Based upon the number of shares outstanding (843,367,625) and the Green Equity Investors III, L.P. ownership of 52,376,342 shares as of •.

(24)
Based solely on a Schedule 13G/A filed with the SEC on February 14, 2008, which indicates that as of December 31, 2007, these shares are beneficially owned by FMR Corp. ("FMR") and various FMR subsidiaries and related persons and entities, including Fidelity Management & Research Company, which is a wholly-owned subsidiary of FMR and an investment adviser, Edward C. Johnson III, Chairman of FMR, and other entities. The Schedule 13G/A reports sole power to vote or direct the voting of 21,536,200 shares and sole power to dispose or direct the disposition of 82,084,376 shares.

(25)
Based solely on a Schedule 13G/A filed with the SEC on April 14, 2008, which indicates that as of March 31, 2008, these shares are beneficially owned by Thornburg Investment Management, Inc. The Schedule 13G/A reports sole power to vote or direct the voting of 81,244,389 shares and sole power to dispose or direct the disposition of 81,244,389 shares.

(26)
Based upon shares acquired on June 4, 2007 in connection with the closing of the stock purchase agreement and shares acquired on October 5, 2007 pursuant to Section 1.4 of the stockholder agreement.

 FUTURE RITE AID STOCKHOLDER PROPOSALS

        Whether or not the amendments to our Certificate of Incorporation are approved, we will hold our regular annual meeting of stockholders in 2009. Any stockholder desiring to present a proposal for inclusion in our proxy statement for the 2009 annual meeting of stockholders must deliver the proposal to the Secretary not later than January 21, 2009. Only those proposals that comply with the requirements of Rule 14a-8 will be included in our proxy statement for the 2009 annual meeting.

        Stockholders may present proposals that are proper subjects for consideration at an annual meeting, even if the proposal is not submitted by the deadline for inclusion in the proxy statement. To do so, the stockholder must comply with the procedures specified in our by-laws. The by-laws, which are available on Rite Aid's website at www.riteaid.com under "Investor Information—Corporate Governance" and in print upon request from the Secretary, require all stockholders who intend to make proposals at an annual meeting of stockholders to submit their proposals to the Secretary not fewer than 90 and not more than 120 days before the anniversary date of the previous year's annual meeting of stockholders. The by-laws also provide that nominations for director may only be made by the Board of Directors (or an authorized board committee) or by a stockholder of record entitled to vote who sends notice to the Secretary not fewer than 90 nor more than 120 days before the anniversary date of the previous year's annual meeting of stockholders. Any nomination by a stockholder must comply with the procedures specified in Rite Aid's by-laws. To be eligible for consideration at the 2009 annual meeting, proposals which have not been submitted by the deadline for inclusion in the proxy statement and any nominations for director must be received by the Secretary between February 26, 2009 and March 28, 2009. To be timely filed for purposes of Rule 14a-4(c), such proposals must be received by March 28, 2009. This advance notice period is intended to allow all stockholders an opportunity to consider all business and nominees expected to be considered at the meeting. All submissions to, or requests from, the Secretary should be made to:

Rite Aid Corporation
30 Hunter Lane
Camp Hill, Pennsylvania 17011
Attention: Secretary

 HOUSEHOLDING OF PROXY MATERIALS

        The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy proxy material delivery requirements with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is referred to as "householding," potentially provides extra convenience for stockholders and reduces printing and postage costs for companies.

        Rite Aid and some brokers utilize the householding process for proxy materials. In accordance with a notice sent to certain stockholders who share a single address, only one copy of this proxy statement is being sent to that address, unless we received contrary instructions from any stockholder at that address. Stockholders who participate in householding will continue to receive separate proxy cards. Householding will continue until you are notified otherwise or until one or more stockholders at your address revokes consent. If you revoke consent, you will be removed from the householding program within 30 days of receipt of the revocation. If you hold your Rite Aid stock in "street name," additional information regarding householding of proxy materials should be forwarded to you by your broker.

        However, if you wish to receive a separate copy of this proxy statement, or would like to receive separate proxy statements and annual reports of Rite Aid in the future, or if you are receiving multiple copies of annual reports and proxy statements at an address shared with another stockholder and would like to participate in householding, please notify your broker if your shares are held in a brokerage account or us if you hold registered shares. You can notify us by sending a written request to Rite Aid Corporation, 30 Hunter Lane, Camp Hill, Pennsylvania 17011, Attention: Secretary, or by calling the Secretary at (717) 761-2633.

 CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

        This proxy statement includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding our intent to solicit approval of Proposal No. 1 to effect a reverse stock split, the timing of the reverse stock split, the potential benefits of a reverse stock split, including but not limited to increased investor interest, continued listing on the New York Stock Exchange and the potential for a higher stock price, our intent to solicit approval of Proposal No. 2 to decrease our total number of authorized shares and the timing and effects of the proposed amendments to our Restated Certificate of Incorporation . These forward-looking statements are identified by terms and phrases such as "anticipate," "believe," "intend," "estimate," "expect," "continue," "should," "could," "may," "plan," "project," "predict," "will" and similar expressions and include references to assumptions and relate to our future prospects, developments and business strategies. Such statements reflect the current views and assumptions of the company, and are subject to various risks and uncertainties that could cause actual results to differ materially from expectations. These risks include, but are not limited to, risks relating to the volatility of our stock price and general market and economic conditions.

        We undertake no obligation to update or revise the forward-looking statements included in this proxy statement, whether as a result of new information, future events or otherwise, after the date of this proxy statement. Our actual results, performance or achievements could differ materially from the results expressed in, or implied by, these forward-looking statements. Factors that could cause or contribute to such differences are discussed in the sections entitled "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included in our Annual Report on Form 10-K for the fiscal year ended March 1, 2008, which we filed with the SEC on April 29, 2008, and our Quarterly Report on Form 10-Q for the quarter ended August 30, 2008, which we filed with the SEC on October 8, 2008. These documents are available on the SEC's website at www.sec.gov.

INCORPORATION BY REFERENCE

        The Securities and Exchange Commission allows us to "incorporate by reference" the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this proxy statement, and information that we file later with the SEC will automatically update and supersede previously filed information, including information contained in this document. We incorporate by reference our Annual Report on Form 10-K for the fiscal year ending March 1, 2008, which we filed with the SEC on April 29, 2008, and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act.

OTHER MATTERS

        We have not received notice of any other matters to be proposed at the Special Meeting. Consequently, the only matters expected to be acted on at the Special Meeting are those described in this proxy statement, along with any necessary procedural matters related to the Special Meeting. As to procedural matters, or any other matters that are determined to be properly brought before the Special Meeting calling for a vote of the stockholders, it is the intention of the persons named in the accompanying proxy, unless otherwise directed in that proxy, to vote on those matters in accordance with their best judgment.

 ANNEX A

CERTIFICATE OF AMENDMENT
TO THE
RESTATED CERTIFICATE OF INCORPORATION
OF
RITE AID CORPORATION

Pursuant to Sections 228 and 242 of
the General Corporation Law of the
State of Delaware

        RITE AID CORPORATION, a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify as follows:

        FIRST:    Upon the filing and effectiveness (the "Effective Time") pursuant to the General Corporation Law of the State of Delaware (the "DGCL") of this Certificate of Amendment to the Restated Certificate of Incorporation of the Corporation, each [[10], [15] or [20]] shares of the Corporation's Common Stock, par value $1.00 per share, issued and outstanding immediately prior to the Effective Time shall automatically be combined into one (1) validly issued, fully paid and non-assessable share of Common Stock without any further action by the Corporation or the holder thereof, subject to the treatment of fractional share interests as described below (the "Reverse Stock Split"). No certificates representing fractional shares of Common Stock shall be issued in connection with the Reverse Stock Split. Stockholders who otherwise would be entitled to receive fractional shares of Common Stock shall be entitled to receive cash (without interest or deduction) from the Corporation's transfer agent in lieu of such fractional share interests, upon receipt by the Corporation's transfer agent of the stockholder's properly completed and duly executed transmittal letter and, where shares are held in certificated form, the surrender of the stockholder's Old Certificates (as defined below), in an amount equal to the proceeds attributable to the sale of such fractional shares following the aggregation and sale by the Corporation's transfer agent of all fractional shares otherwise issuable. Each certificate that immediately prior to the Effective Time represented shares of Common Stock ("Old Certificates"), shall thereafter represent that number of shares of Common Stock into which the shares of Common Stock represented by the Old Certificate shall have been combined, subject to the elimination of fractional share interests as described above.

        SECOND:    Upon the Effective Time, the first paragraph of Article FOURTH of the Corporation's Restated Certificate of Incorporation, relating to the capital structure of the Corporation, is hereby amended to read in its entirety as set forth below:

  "FOURTH: The total number of shares of stock
  which the corporation shall have authority to issue
  shall be five hundred and twenty million (520,000,000)
  shares of which five hundred million (500,000,000) shares
  shall be Common Stock of the par value of $1.00 per share, and twenty million (20,000,000) shares shall be
  Preferred Stock of the par value of $1.00 per share."

        THIRD:    This Certificate of Amendment shall become effective as of [                    ], 2008 at [        ] [a.m./p.m.].

        FOURTH:    This Certificate of Amendment was duly adopted in accordance with Section 242 of the DGCL. The Board of Directors duly adopted resolutions setting forth and declaring advisable this Certificate of Amendment and directed that the proposed amendments be considered by the stockholders of the Corporation. A special meeting of stockholders was duly called upon notice in accordance with Section 222 of the DGCL and held on December 2, 2008, at which meeting the necessary number of shares were voted in favor of the proposed amendments. The stockholders of the Corporation duly adopted this Certificate of Amendment.

        IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be duly executed in its corporate name as of the [        ] day of [                ], 2008.

RITE AID CORPORATION
By:
Name: Title:

SPECIAL MEETING OF STOCKHOLDERS OF

RITE AID CORPORATION

December 2, 2008

Please sign, date and mail

your proxy card in the

envelope provided as soon

as possible.

Please detach along perforated line and mail in the envelope provided.

00003000300000000000 4	120208

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” PROPOSAL 1.

	FOR	AGAINST	ABSTAIN
1. Approval of the amendment of our restated certificate of incorporation to effect a reverse stock split of our common stock at one of three reverse split ratios.	☐	☐	☐

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” PROPOSAL 2.

	FOR	AGAINST	ABSTAIN

2.   Approval of the amendment of our restated certificate of incorporation to decrease our total number of authorized shares from 1,520,000,000 shares to 520,000,000 shares (500,000,000 common stock shares and 20,000,000 preferred stock shares all with $1.00 par value per share).

	☐	☐	☐

Please mark, sign, date, and return this voting instruction card promptly in the enclosed postage paid envelope. If you receive more than one proxy card please vote with respect to each card you receive.

ELECTRONIC ACCESS TO FUTURE DOCUMENTS

If you would like to receive future shareholder communications over the Internet exclusively, and no longer receive any material by mail please visit http://www.amstock.com. Click on Shareholder Account Access to enroll. Please enter your account number and tax identification number to log in, then select Receive Company Mailings via E-Mail and provide your e-mail address.

To change the address on your account, please mark the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:  Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

SPECIAL MEETING OF STOCKHOLDERS OF

RITE AID CORPORATION

December 2, 2008

PROXY VOTING INSTRUCTIONS

COMPANY NUMBER

ACCOUNT NUMBER

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

- OR-

TELEPHONE - Call toll-free 1-888-444-0050 in the United States or 1-718-921-8526 from foreign countries and follow the instructions. Have your proxy card available when you call.

- OR-

INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page.

- OR-

IN PERSON - You may vote your shares in person by attending the Special Meeting.

You may enter your voting instructions at 1-888-444-0050 in the United States or 1-718-921-8526 from foreign countries or www.voteproxy.com up until 11:59 PM Eastern Time on December 1, 2008.

Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.

00003000300000000000 4	120208

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” PROPOSAL 1.

		FOR	AGAINST	ABSTAIN
1.	Approval of the amendment of our restated certificate of incorporation to effect a reverse stock split of our common stock at one of three reverse split ratios.	☐	☐	☐

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” PROPOSAL 2.

	FOR	AGAINST	ABSTAIN
2.

Approval of the amendment of our restated certificate of incorporation to decrease our total number of authorized shares from 1,520,000,000 shares to 520,000,000 shares (500,000,000 common stock shares and 20,000,000 preferred stock shares all with $1.00 par value per share).

	☐	☐	☐

Please mark, sign, date, and return this voting instruction card promptly in the enclosed postage paid envelope. If you receive more than one proxy card please vote with respect to each card you receive.

ELECTRONIC ACCESS TO FUTURE DOCUMENTS

If you would like to receive future shareholder communications over the internet exclusively, and no longer receive any material by mail please visit http:///www.amstock.com. Click on Shareholder Account Access to enroll. Please enter your account number and tax identification number to log in, then select Receive Company Mailings via E-Mail and provide your e-mail address.

To change the address on your account, please mark the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:

Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executer, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

0

PROXY

RITE AID CORPORATION

FOR SPECIAL MEETING OF STOCKHOLDERS – DECEMBER 2, 2008

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Frank Vitrano and Robert Sari, or any one of them, as proxies with full power of substitution, to vote all shares of stock of Rite Aid Corporation (the “Company”), as set forth below, that the undersigned would be entitled to vote if personally present at the Special Meeting of Stockholders of the Company to be held at the offices of Skadden, Arps, Slate, Meagher & Flom, LLP, Four Times Square, 37th Floor, New York, New York at 2:00 p.m., local time, on December 2, 2008, and at any adjournments or postponements thereof. If applicable the proxy shall also govern the voting of stock held for the account of the undersigned in the Company’s Investment Opportunity Plan, or any applicable employee benefit plan.

The Company provides its annual reports and proxy solicitation materials, including notices to stockholders of annual meetings and proxy statements, over the Internet. If you give your consent to access these documents over the Internet, the Company will advise you when these documents become available on the Internet. Providing these documents over the Internet will reduce the Company’s printing and postage costs. Once you give your consent, it will remain in effect until you notify the Company that you wish to resume mail delivery of the annual reports and proxy statement. Even though you give your consent, you still have the right at any time to request copies of these documents.

THIS PROXY MAY BE REVOKED AT ANY TIME BEFORE IT IS EXERCISED. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS SPECIFIED, OR, IF NO SPECIFICATIONS ARE MADE, WILL BE VOTED FOR PROPOSAL NO. 1 AND FOR PROPOSAL NO. 2. PROXIES WILL VOTE IN ACCORDANCE WITH THEIR JUDGEMENT IN CONNECTION WITH THE TRANSACTION OF SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY POSTPONEMENT THEREOF.

THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF MEETING AND PROXY STATEMENT FURNISHED HEREWITH, AND HEREBY CONFIRMS THAT THIS PROXY SHALL BE VALID AND MAY BE VOTED WHETHER OR NOT THE STOCKHOLDER’S NAME IS SET FORTH BELOW OR A SEAL IS AFFIXED OR THE DESCRIPTION, AUTHORITY OR CAPACITY OF THE PERSON SIGNING IS GIVEN OR OTHER DEFECT OF SIGNATURE EXISTS.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY IN THE ENCLOSED POSTAGE PAID ENVELOPE.

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PRELIMINARY COPY—SUBJECT TO COMPLETION TABLE OF CONTENTS
QUESTIONS AND ANSWERS ABOUT THIS PROXY STATEMENT
PROPOSAL NO. 1 APPROVAL OF THE AMENDMENT OF OUR RESTATED CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT OF OUR COMMON STOCK AT ONE OF THREE REVERSE SPLIT RATIOS
PROPOSAL NO. 2 APPROVAL OF THE AMENDMENT OF OUR RESTATED CERTIFICATE OF INCORPORATION TO DECREASE OUR TOTAL NUMBER OF AUTHORIZED SHARES FROM 1,520,000,000 SHARES TO 520,000,000 SHARES, 500,000,000 SHARES OF WHICH SHALL BE COMMON STOCK, PAR VALUE $1.00, AND 20,000,000 SHARES OF WHICH SHALL BE PREFERRED STOCK, PAR VALUE $1.00 PER SHARE
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT OF RITE AID
FUTURE RITE AID STOCKHOLDER PROPOSALS
HOUSEHOLDING OF PROXY MATERIALS
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
INCORPORATION BY REFERENCE
OTHER MATTERS
  ANNEX A
CERTIFICATE OF AMENDMENT TO THE RESTATED CERTIFICATE OF INCORPORATION OF RITE AID CORPORATION